As filed with the Securities and Exchange Commission on August 19, 2025.

Registration No. 333-288665

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Global Interactive Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7370	88-1368281
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

160, Yeouiseo-ro, Yeongdeungpo-gu

Seoul, Republic of Korea, 07231

+82-2-564-8588

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Taehoon Kim

Chief Executive Officer

Global Interactive Technologies, Inc.

160, Yeouiseo-ro, Yeongdeungpo-gu

Seoul, Republic of Korea, 07231

+82-2-564-8588

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, New York 10019 (212) 451-2300	Faith L. Charles, Esq. Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, New York 10017 (212) 344-5680

Approximate date of commencement of proposed sale to public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED AUGUST 19, 2025

Up to 2,252,252 Shares of Common Stock
Up to 2,252,252 Pre-Funded Warrants to Purchase up to 2,252,252 Shares of Common Stock
Up to 2,252,252 Common Warrants to Purchase up to 2,252,252 Shares of Common Stock

Up to 4,504,504 Shares of Common Stock Underlying the Common Warrants and Pre-Funded Warrants

We are offering on a “reasonable best efforts” basis up to 2,252,252 shares of common stock, par value $0.001 per share (the “common stock”), together with common warrants (the “Common Warrants”) to purchase up to 2,252,252 shares of common stock. Each share of our common stock, or pre-funded warrant (the “Pre-Funded Warrant”) in lieu thereof, is being sold together with a Common Warrant to purchase one share of our common stock. The shares of common stock and Common Warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering. The assumed public offering price for each share of common stock and accompanying Common Warrant is $2.22, which was the closing price of our common stock on The Nasdaq Capital Market on August 15, 2025.

We are offering Pre-Funded Warrants to purchase up to 2,252,252 shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, in lieu of shares of common stock that would result in beneficial ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each Pre-Funded Warrant is exercisable for one share of our common stock at an exercise price equal to $0.0001, the exercise price of each Pre-Funded Warrant. Each Pre-Funded Warrant is being offered together with the Common Warrants at price equal to the purchase price of one share of common stock and accompanying Common Warrant in this offering minus the exercise price of each Pre-Funded Warrant. The Pre-Funded Warrants and Common Warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering. For each Pre-Funded Warrant that we sell, the number of shares of common stock we are offering will be reduced on a one-for-one basis.

Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the exercise of Pre-Funded Warrants and Common Warrants offered hereby.

The shares of our common stock, Pre-Funded Warrants and Common Warrants being offered will be sold in a single closing. The shares issuable upon exercise of the Pre-Funded Warrants or Common Warrants will be issued upon the exercise thereof. Because there is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close, we may sell fewer than all of the securities offered hereby, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Because there is no escrow account and there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds effectively. The offering of the shares of our common stock, Pre-Funded Warrants and Common Warrants will terminate no later than September 30, 2025; however, the shares of our common stock underlying the Pre-Funded Warrants and the Common Warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

Our common stock trades on The Nasdaq Capital Market under the symbol “GITS.” The closing price of our common stock on Nasdaq on August 15, 2025 was $2.22 per share. There is no established public trading market for the Pre-Funded Warrants and the Common Warrants, and we do not expect a market to develop.

Without an active trading market, the liquidity of the Pre-Funded Warrants and the Common Warrants will be limited. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants or the Common Warrants on any national securities exchange or other nationally recognized trading system.

Certain information in this prospectus is based on an assumed combined public offering price of $2.22 per share and accompanying Common Warrant (the last reported sale price of our common stock on Nasdaq on August 15, 2025). The actual combined public offering price per share and accompanying Common Warrant will be determined between us and prospective investors in consultation with D. Boral Capital LLC (the “Placement Agent”), as the placement agent, based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but they will use their reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See the section entitled “Plan of Distribution” of this prospectus.

You should read this prospectus carefully, together with additional information described under the heading “Where You Can Find More Information,” before you invest in any of our securities.

There is substantial doubt about our ability to continue as a going concern. As a reasonable best efforts offering in which no minimum number or dollar amount of securities is required to be sold, we may be unable to raise sufficient capital to extend our cash runway through the end of this year. For additional information, see “Risk Factors — Our auditor has included an explanatory paragraph in their opinion expressing substantial doubt about our ability to continue as a going concern. If we are unable to continue as a going concern, our securities will have little or no value.”

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Share and Related Warrant	Per Pre-Funded Warrant and Related Warrant	Total
Public offering price	$	$	$
Placement agent fees (1)	$	$	$
Proceeds to us, before expenses (2)	$	$	$

(1)	We have agreed to pay the Placement Agent a cash placement commission up to 6.0% of the aggregate gross proceeds from this offering. We have also agreed to reimburse the Placement Agent for certain expenses. See “Plan of Distribution” for additional information.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants or Common Warrants being issued in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities being offered pursuant to this prospectus is expected to be made on or about  , 2025, subject to the satisfaction of certain closing conditions.

Sole Placement Agent

The date of this prospectus is    , 2025.

i

ABOUT THIS PROSPECTUS

We incorporate important information into this prospectus by reference. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities.

Neither we nor the Placement Agent have authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus. We and the Placement Agent take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus and the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information incorporated by reference or provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, shares of our common stock, Pre-Funded Warrants and Common Warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our common stock, Pre-Funded Warrants and Common Warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Global Interactive Technologies, Inc. and its consolidated subsidiaries, unless otherwise specified.

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of the Company and its subsidiaries.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. If any of the risks materialize, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of our securities could decline, and you could lose part or all of your investment.

The Company

Global Interactive Technologies, Inc. is a technology-driven platform company connecting global fans of modern Korean culture through innovative digital experiences. We operate Faning, a comprehensive interactive social media platform designed to facilitate content discovery, monetization, user-generated content and deep community engagement among global “fandom” communities. We focus on leveraging technology to expand Korean culture (referred to as Hallyu) beyond traditional K-pop to span digital media, entertainment and interactive platform services.

Faning allows fans to interact within their fandoms and discuss, create and share content and interact through a number of channels including (i) secure direct messaging, (ii) open social pages and (iii) virtual spaces known as “Faning Clubs.” Faning Clubs concentrate on a specific topic, allowing moderators to control the Club functions and Club members to aggregate their rewards of Faning Points (FP). Integrated within each Faning Club is a “Club Vault,” which is a service provided by Faning that allows individual members of a Club to donate their personal FP to an account held by the Club. The Club Vault allows the Club’s members to aggregate their FP and increase their purchasing power. This increase in purchasing power allows the Club’s individual users to more rapidly accumulate FP and pool their rewards with other users in order to purchase services such as fan events or the ability to live stream a concert from their favorite music group. Decisions regarding the use of the accumulated FP within the Club Vault are determined by a vote of the Club members.

Our users are the core of our business. We provide our users with customized experiences including unique interactions within the Faning community. Faning algorithms curate individual user experiences, recommending content, clubs to join and users to connect with, and enabling users to subscribe to keywords and access automatic content geared towards their interests. Through these services, Faning provides the fandom community a way to stay connected and up to date with their fandom communities.

Faning further offers each user the ability to freely create, upload and monetize their own content by earning in-platform rewards of FP. Faning removes language barriers, providing live chat ability between users worldwide and global access to platform content, as the Faning platform supports automatic, real-time translation services for 17 languages. Faning also offers a fast, secure and easy-to-use commerce and user-to-user transaction system. These unique features are designed to allow Faning to generate user loyalty, maintain user interest in the platform and attract new users.

For future growth, we intend to develop short content, typically of approximately two minutes in duration, that will focus on interesting pop music and cultural topics. These videos will be distributed through Faning while concurrently being shown on third-party social media platforms and video-sharing websites. This is a key aspect of our growth strategy. We believe these videos will enhance the strength of our Faning community by fostering a greater degree of engagement and will allow for greater visibility for K-pop on a global basis.

The Faning Ecosystem

We designed Faning as an ecosystem that is easy for users to adapt and use all features throughout the platform, and for us to develop and roll-out new technologies and functionality. Faning’s launch included a rollout of our messenger, community and club technologies, along with our reward system for users. Since Faning’s launch in May 2021, the platform has attracted more than 26.6 million registered users as of December 31, 2024 from the regions in the following chart:

The main age groups that compose our use base are the 20-29 year old age group and 30-39 year old age group as set forth below:

The combined age groups of 20-39 years old have the highest purchasing power among commercial and entertainment industries and account for more than 80% of all Faning users with a median age of 27 years old. Faning is available to individuals 12 years and older and has an age restriction set that will not allow users under the age of 12 years to sign up.

User Reward System

Experience FANING ecosystem that rewards you based on our activites.

Recent

Sign in everyday to get FANING,
the right to vote in HONOR,
the right to sign up advance

My Wallet
FANING

Engage in various activities
within the FANING platrorm
and gain FANING-per

Withdraw
1
2
3
4
5
6
7
8
9
0

Spend FANING to consume
products, gifts, gift certificates,
tickets for shows,and more.

The reward system is the basis of the Faning ecosystem. Users earn FP based on the level of each user’s activity within the Faning platform and the revenue we derive from Faning’s advertising sales. At midnight of each day, all advertising revenue for that day is accumulated, and 50% of that day’s total net advertising profits are distributed as FP to users, based upon their level of contribution within the Faning platform. From the 50% of any future profits that are distributed to users as FP, approximately 30% of the distribution of rewards will go to users who are content creators and the remaining 20% will be issued to general users who participate on the platform. For calculating advertising profits allocated for user rewards, the amount of FP issued will be exchanged at a ratio of one FP for every 100 South Korean won (or approximately $0.07). The issuance of FP from advertising revenue is limited to advertising revenue generated within the Faning platform, and we may earn revenue from advertising outside of the Faning platform that would not result in the issuance of FP.

Faning Points

FP is a measurement of reward points within the Faning platform. Accruing FP allows users to redeem FP for a wide variety of products and services within Faning, including content from other users and artists available on Faning, and K-Culture merchandise. FP will be stored and quantified as rewards point within the platform under the in-platform reward system structure that consists of (i) our FP reserve account, (ii) our active account for collected advertising revenue which was converted into FP and ready to distribute to users based on user contributions to the Faning platform, (iii) our recycled FP account, which stores FP after being spent by users to make purchases within the application, and (iv) each user’s individual account stores. The value of FP is set at a fixed ratio of 1:100 FP to Korean Won. We do not intend to repurchase FP from users now or in the future. FP does not expire, and FP that is not redeemed by a user will accumulate in such user’s account unless and until such user deactivates their account, at which time such FP will be forfeited and moved to our reserve account for redistribution.

FP Storage and Security

FP are stored and managed through a database that is separate and apart from other databases used to store and manage other Faning app data. The separate FP database is operated to ensure maximum data confidentiality by minimizing access to the database and limiting the number of individuals who are able to access such database. Access to the database is limited to permitted IP bands, and the backup function of the cloud service used to store data can be restored within a few hours in the event of a disaster recovery event such as a server failure.

User-to-User Interactions

We developed Faning to include numerous opportunities for our users to engage with the platform, including clubs, community forums, chat functions, and functionality to create user-generated content, each of which are intended to build the Faning brand and deepen the loyalty of our users.

Faning Clubs

Faning Clubs are user-created based upon areas of interest in order to link users across the globe and create friendships. Users have the ability to create clubs based upon topics of their own choosing, such as favorite artists, television series, movies, video games and sports. A club can be customized by its moderator according to various policies and preferences to cultivate a close group of users based upon a shared culture. Integrated within each Faning Club is a “Club Vault,” a service provided by Faning that allows the individual members of a Club to donate their personal FP to an account held by the Club. The Club Vault allows the Club’s members to aggregate their FP and increase their purchasing power. This increase in purchasing power allows the Club’s users to more rapidly accumulate FP and pool their rewards, in order to purchase services such as fan events or the ability to live stream a concert from their favorite band. Decisions regarding the use of accumulated FP within the Club Vault are determined by a vote of the Club members.

Faning Communities

Faning communities are open forums where user-generated content is socially promoted and curated by Faning users. Once user requests for a community based around a certain topic exceed a pre-determined threshold, the Faning platform will create such a community based upon the users submitting the requests.

Faning Chats

Real-time multilingual translation capability, currently offered in 17 languages, allows both private messages and open chats via the Faning chats function without language barriers. Messages and chats are protected utilizing end-to-end encryption to prevent leakage of personal information. End-to-end encryption is a system of secured communication to prevent third parties from accessing chat messages, increasing the level of security.

Faning Content

User-Created Content. Core to our business is moving into a user-based content creation model that allows users varying ways to create and sell fandom content to other Faning users, including the content types described below:

●	Fanart is artwork created by fans relating to artists, movies and dramas they like.

●	Web novels are user written novels, uploaded by users to the Faning platform. Readers can make comments at very specific areas within the novel. Novels can be viewed in the language of each user’s choice. If the desired language is not available, users can request or suggest the corresponding language translation. Through the process of “translation matching,” writers can search for translators while translators can ask writers for permissions to obtain the right to translate their stories. Once the writer and translator approve and consent, these translated stories can be sold to users. Any profit will be distributed automatically by Faning based on their prior agreement.

●	Webtoons are user-created digital comics, uploaded by users to the Faning platform. Users can also buy and sell user-translated copies of these webtoons through the “translation matching” services referenced above, allowing users across the globe to enjoy their favorite webtoons in their own language.

●	User-generated content also includes any other content created and sold by Faning users, such as the Faning shop offerings described below.

Faning-Created Content. We also create and distribute our own content. Content is distributed within the Faning platform both for free and for sale for premium content. We currently have 12 key employees broken up into a number of content-creating teams that cast entertainers for creating original video content, primarily uploaded on Faning TV within the Faning platform. As the business grows, we intend to hire more employees and produce high-quality content that engages the users into the Faning platform. In addition to the content types similar to the categories listed above for user-generated content, Faning original content also includes:

●	Faning original shows and web series are shows and web series produced by Faning. This original content is exclusively available on the Faning platform. From time to time, we may sell such content for distribution on other third-party channels and platforms.

●	Concerts are hosted by Faning for its users across numerous musical genres, from Korean pop to independent music, in venues of all sizes, from stadiums to small stages. Users that cannot attend these concerts in person can access these concerts on Faning via our online streaming service, and tickets can be purchased, using FP or cash, in the Faning Shop, also known as the “Fanshop.”

Third Party Content. Third party content includes content from trusted third-party media companies. Third party content can be uploaded to Faning pursuant to certain agreements between our company and third-party providers. These articles and videos are provided in real time, with automatic translation support in 17 languages.

Faning Fanshop

The Faning Fanshop is the e-commerce service provided through the Faning platform to its users. Through the Fanshop, users can purchase various items directly from Faning, such as gifts for artists, pre-paid cards, concert tickets, and other fandom goods using FP or cash. To the extent that items are purchased by us to sell within the Faning Fanshop, we use cash to purchase the products and then list the items in the Fanshop. The Fanshop will also offer a video commerce service, intended to be an online version of traditional home shopping networks on cable television. For example, users can purchase items relating to their favorite K-pop artist, such as the artist’s latest album, at the same time such user is streaming the artist’s live event.

Commerce

Emoticons
AR Sticker
2000
1000
4000
Stickers
More
AirPods Case

Emoticons/AR Sticker

Unique items created and s-old by users

FANING
TODAY
NEWS
DAILY
2021
Artist Gift

Artist Gift

Purchasa of FPs for brtists by spending collected FP

AirPods Case
5000 FP
Favorites
Favorites
Join member ship
Favorites
HANAMP Square
Collection of collectibles 1

My Gift

Gift certificates, tickets for shows, and using FP rewarded use per personí

Within the Fanshop, Faning users can also participate in user-to-user transactions, such as selling or purchasing the following:

●	Emojis used within chats on the Faning platform. Users have the ability to create emojis and register them in the Fanshop to generate sales by selling them to other users, generating FP in such transactions.

●	Augmented reality (“AR”) filters used in videos within the Faning platform. Users have the ability to create and sell registered AR filters within the Fanshop to other users.

●	Digital stickers used within the Faning platform. Users have the ability to create and sell registered digital stickers within the Fanshop to other users.

For both user-to-user transactions and transactions with our company, payment can be made either by credit card through a secure, third-party payment system built into the Faning platform, or by settling the total with the use of FP. Sales settled in FP will be charged a transaction fee based upon the specific item sold, ranging between 7% to 15% of the sale price. For user-to-user transactions, the selling user receives the proceeds upon the purchaser’s confirmation of receipt of the good sold.

If the item sold in the user-to-user transaction requires shipping, we intend on partnering with providers such as Qxpress to provide shipping services for which the fee will be bundled into the total transaction cost. Alternatively, users can ship the item directly using another third-party shipping service.

Our Market Opportunity

The global expansion of the “Korean Wave” (Hallyu) has transformed Korean culture into a powerful force shaping entertainment, fashion and consumer behavior worldwide. According to the Korea Foundation’s 2023 Global Hallyu Trends Report, the global K-Culture fan base reached approximately 229 million across 119 countries, up nearly 50% from 156.6 million in 2021.

As of 2022, the Korean Foundation for International Cultural Exchange (KOFICE) reported 178 million K-Culture fans globally, with China (86.32 million fans), the United States (27.17 million fans), and Thailand (17.37 million fans) among the top markets. While updated country-level data is unavailable, the 2025 Overseas Hallyu Survey (reflecting 2024 trends) indicates continued growth, with global audiences spending an average of 14 hours per month consuming Korean content, an increase of 2.3 hours over the prior year. Favorability rates remain especially high in Indonesia (86.3%), India (84.5%) and Thailand (83%), according to that survey. Due to regulatory restrictions, we do not operate in China, Hong Kong or Macau.

K-Culture’s economic impact continues to expand. The Korea Creative Content Agency (KOCCA) estimated global purchasing power tied to K-Culture at $147.3 billion as of 2023. In 2024, KOCCA reported a 48.6% increase in export contract volume across its 25 global business centers, with K-dramas and webtoons driving international demand through platforms such as Netflix and Webtoon.

This momentum is fueled by mobile-first consumption. As of January 2023, over 5.6 billion people worldwide used mobile phones, and more than 60% of the global population was active on social media, according to DataReportal. K-Culture content is primarily accessed through mobile platforms such as YouTube, TikTok, Spotify and Webtoon, with streaming, digital fandoms and virtual events forming the backbone of global engagement, particularly in emerging markets where mobile access outpaces traditional infrastructure.

The market for virtual experiences also continues to scale. BTS’s Bang Bang Con: The Live, held in June 2020, drew 756,000 concurrent viewers from 107 countries and set a Guinness World Record for the most viewers for a paid online concert. According to Grand View Research, the global virtual events market was valued at $98.07 billion in 2024 and is projected to grow to $297.16 billion by 2030, at a compound annual growth rate (CAGR) of 20.0%. The Asia Pacific region, including South Korea, accounted for over a quarter of the global market share in 2023, reflecting the region’s leadership in immersive, mobile-first digital experiences.

We believe Faning is positioned to serve this demand. With real-time engagement tools, multilingual support (17 languages), monetization features and cross-platform accessibility, the platform aligns with how global audiences consume and participate in K-Culture. Supported by an integrated reward system, partnerships across the Korean entertainment industry and a growing user base, Faning is built to become a player in the global digital K-Culture experience economy.

Our Value Proposition

Faning is designed as an all-in-one, user-centric platform that enhances the global fan experience by consolidating fandom-related content, community engagement and monetization tools in one place. The platform offers access to entertainment news, pop culture updates, discussion forums, live shows and fan-created content, curated to serve the diverse interests of fandom communities worldwide.

Faning supports 17 languages and features real-time translation services, enabling seamless communication among users across different geographies without language barriers. For languages not yet covered by real-time translation, Faning offers a peer-based translation matching service, allowing users to collaborate in translating content accurately and expanding accessibility for a broader global audience.

In addition to content consumption and community interaction, Faning empowers users to create and monetize their own content through a secure, user-to-user marketplace. Our integrated reward system, Faning Points, incentivizes platform engagement by rewarding users for active participation, creative contributions and user referrals. FP can be redeemed for goods and services within the platform, increasing users’ purchasing power and deepening their connection to the Faning ecosystem.

Our Competitive Strengths

We differentiate ourselves from competing social networks through the power of a fully integrated platform and established partnerships with leaders in the entertainment industry within South Korea. Our platform and partnerships enable our users to create clubs, communities, and gather over similar fandoms, all while monetizing their content and contributing to the Faning platform experience. Our core strengths include the following:

●	Value Creation through Revenue Derived from User Activity. We intend to generate revenue from the sale of goods and/or services within the Faning platform from one user to another. Revenue is derived from user-to-user sales as follows: (i) from the sale of emojis and online stickers, from which we will collect 30% of the price paid by the purchaser, with the remaining 70% being remitted to the seller; (ii) from web novels and webtoons. If posted for free, the creator will only receive rewards in FP in relation to the number of views and likes; however, if the creator charges for the content, we intend to collect 30% of the price paid by the user, with the remaining 70% being remitted to the seller; (iii) users can offer the service of translation matching, where a user offers to translate another user’s content for a commission (in either cash or FP), and the parties agree to split the sales revenue from the translated content at a pre-determined ratio, for which we will collect 30% of each sale, and remit the remainder to the creator and translator based on a split determined by the parties; and (iv) for transactions between users involving tangible goods or other non-platform based fandom items (such as concert tickets), we intend to charge a fee of 3.5% of the total value of the transaction at the time of sale.

●	Faning’s Direct Advertising Platform. We intend to directly engage with our advertisers. Without the need for third-party engagement, we can leverage the Faning platform to better understand advertisers and their expectations, ensuring we can create highly curated advertising products that will promote high levels of engagement and sales conversions for advertisers. We believe this will increase advertising revenue and build sustainable relationships with advertisers, while concurrently increasing the attractiveness of the Faning platform to new advertisers and users interested in the products advertised within the Faning platform.

●	High User Engagement. We intend to drive user engagement by offering a one-stop fandom platform and by offering an in-platform reward system. These features are intended to allow the Faning platform to keep and maintain a highly engaged user base, loyal to the Faning platform and its brand. This brand loyalty will assist by reducing our advertising costs by replacing it with non-paid platform promotion through the word-of-mouth of our current user base.

Our Growth Strategy

Our core strategy is to pursue initiatives that promote the growth of our user base and, in doing so, drive advertising revenue, user-generated revenue and create other revenue streams. Our focus on user acquisition and retention provides the primary lens to view our plans for community growth, engagement and long-term brand equity.

●	Attract Global Users. Our core business strategy is to promote the Faning platform and grow our global user base, which will drive revenue growth by increasing advertising revenue and user activity-based revenue.

●	Broaden Product and Service Offerings. Within the Faning platform, our objective is for users to benefit from a wide range of products and services offered, and we intend to continuously expand our product and service offerings as the user-base and revenue grow. Broadening our product offerings will ensure Faning grows along with the fandom community in which it operates, eventually creating a one-stop platform for our users across all fandoms.

●	Continue Research and Tech Development. We intend to continue to invest in developing and implementing the newest technologies to ensure a better and more secure user experience compared to other social media platforms.

Our revenue growth strategy spans multiple time horizons. In the short term, we aim to generate revenue through virtual events hosted on the Faning platform, monetizing both commissions and operational profits. Additionally, we plan to establish a base of steady monthly income by offering premium subscription services tailored to both individual users and institutional partners. In the mid-term, we intend to drive revenue growth by leveraging Faning’s advertising infrastructure, which will include affiliate marketing partnerships and platform-driven advertising sales.

Recent Developments

Financial Mismanagement and Operational Challenges Following Our IPO. In August 2023, we completed our initial public offering and listed our shares of common stock on Nasdaq, raising approximately $8.77 million through the issuance of 877,328 shares at $10.00 per share. As disclosed in our initial public offering prospectus, the intended use of proceeds was for general corporate purposes, including technology development, sales and marketing, staffing and capital expenditures.

While a portion of the net proceeds was used appropriately, such as covering public listing expenses and supporting operational and administrative costs, an internal investigation initiated by our Board of Directors (the “Board”) in February 2024 determined that a substantial amount of the funds was not allocated in line with the stated objectives. By May 2024, our primary U.S. bank account had been fully depleted.

The investigation identified significant deficiencies in our internal financial controls, including inadequate expense tracking and lack of proper oversight. These failures severely limited our ability to support key operational initiatives, including product development, talent acquisition and long-term growth strategies.

In response, the Board took immediate corrective action. Between February and March 2024, we replaced the former Chief Executive Officer, terminated key members of senior management and appointed new leadership. We also restructured our Board to strengthen governance, re-establish financial discipline and set a more focused strategic direction.

Regulatory and Financial Status. Since early 2025, we have responded to information requests from the U.S. Securities and Exchange Commission regarding the use of our initial public offering proceeds and certain trading activities. As of the date of this filing, no enforcement actions or formal proceedings have been initiated. We remain committed to full cooperation with any ongoing or future regulatory reviews.

Due to the financial challenges described above, we have not had sufficient resources to operate the business as originally planned. Currently, we maintain limited cash reserves and do not have adequate liquidity to fund operations over the next 12 months.

Throughout 2024, we raised internal capital to sustain limited operations and preserve platform continuity. Based on our current projections, we estimate that between $2.0 million and $3.0 million in additional funding will be required to support operations over the coming 12 months. We are actively evaluating strategic alternatives, including equity financing, partnerships and potential business combinations, to secure the necessary capital for long-term growth.

Korean Securities and Futures Commission Administrative Fine. On November 6, 2024, the Securities Futures and Exchange Commission (the “SFC”) under the Financial Services Commission of the Republic of Korea imposed an administrative fine of KRW 142.1 million (or approximately $104,750) against us for alleged violations of Korean securities regulations. The fine was issued pursuant to Article 119(1) and Article 429(1)(2) of the Capital Market and Financial Investment Business Act and Article 25 of the Regulations on Capital Market Investigations in connection with a failure to submit a securities registration statement for a private placement that took place between April 20, 2023 and July 31, 2023 in which we raised approximately KRW 5.92 billion (or approximately $4,628,500) through the issuance of 462,847 shares of common stock to 124 Korean investors.

On January 2, 2025, we filed with the SFC a formal objection to the regulatory sanction. On March 27, 2025, the SFC dismissed our objection. In accordance with Korean administrative law, we retain the right to seek further redress by filing an appeal. On June 24, 2025, we filed an administrative appeal challenging the sanction as we believe that the sanction is without merit and we have adequate defenses.

To date, we have not paid the administrative fine because the fine is the subject of the appeal. The SFC has not imposed any sanctions or restrictions on any member of current management or on any currently serving directors. See also “Risk Factors - We may be the subject of an administrative fine by the Korean Securities and Futures Commission (the “SFC”), and any adverse outcome in the related proceedings could negatively impact our business, financial condition and results of operations.”

PixelArc Debt-to-Equity Conversion. On February 18, 2025, we entered into a Promissory Note (the “February 2025 Note”) payable to PixelArc, LLC (“PixelArc”), a California limited liability company in which Amy Xianglin Shi, a director of our company, holds a direct ownership interest and serves in a managerial capacity. The February 2025 Note evidences a loan of $86,660 extended by PixelArc to support essential operating obligations during a period of limited liquidity. The note accrued interest at 8% per annum, had a maturity date of March 14, 2026, and included a 5% late fee and 12% default interest rate, along with customary default provisions.

On April 18, 2025, we executed a second Promissory Note (the “April 2025 Note”) payable to PixelArc, evidencing a short-term, interest-free loan of $86,000 used to satisfy outstanding Nasdaq listing fees and maintain our continued listing. The note matured on May 15, 2025, and contained the same late fee and default interest terms as the February 2025 Note. In connection with the April 2025 Note, we also entered into a Security Agreement, dated April 18, 2025 (the “Security Agreement”), with PixelArc to secure repayment obligations under both notes.

Following nonpayment of the April 2025 Note, PixelArc became entitled to exercise its rights under the Security Agreement. On May 19, 2025, PixelArc submitted a proposal to convert its outstanding loan balances into equity. On May 20, 2025, PixelArc delivered a formal Notice of Conversion to us, pursuant to which the combined $172,666 in principal amount under the February 2025 and April 2025 Notes were converted into 246,666 shares of our common stock at a price of $0.70 per share (the “PixelArc Conversion”). While the conversion price was below the then fair market value of our common stock, the transaction was structured to enhance our financial flexibility and did not constitute equity compensation for Ms. Shi in her capacity as a director.

The February 2025 Note, April 2025 Note and Security Agreement were submitted to and approved by the Board, including disinterested members. The PixelArc Conversion proposal was subsequently circulated to the Board for review and received unanimous support without objection. The Board acknowledged that, under our circumstances, the transactions served the best interests of our company and our stockholders by addressing immediate financial obligations in a responsible manner.

In connection with the PixelArc Conversion, PixelArc expressly reserved the right to receive equivalent or superior terms, including, but not limited to, warrants or other equity-linked securities, on terms no less favorable than those offered to similarly situated investors in capital transactions occurring between February 2025 and December 2025. PixelArc also reserved the right to board-level participation, including the designation of a non-voting observer or equivalent strategic consultation rights, for so long as it directly or indirectly holds 5% or more of our outstanding equity securities. These rights were expressly reserved in the Notice of Conversion and implemented by our company in accordance with our applicable governance procedures.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we remain an emerging growth company, we may take advantage of specified reduced reporting requirements and other burdens that are otherwise applicable generally to other public companies. These provisions include, but are not limited to:

●	reduced obligations with respect to financial data, including presenting only two years of audited financial statements and selected financial data, and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure in our initial registration statement;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and

●	exemptions from the requirements to seek non-binding advisory votes on executive compensation or stockholder approval of any golden parachute arrangements.

We may take advantage of some or all of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these reduced burdens. For example, we have taken advantage of the reduced reporting requirements with respect to disclosure regarding our executive compensation arrangements, have presented only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus, and have taken advantage of the exemption from auditor attestation on the effectiveness of our internal control over financial reporting. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than what you might obtain from other public companies in which you hold shares.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use this extended transition period. As a result of this election, our timeline to comply with new or revised accounting standards will in many cases be delayed as compared to other public companies that are not eligible to take advantage of this election or have not made this election. Therefore, our financial statements may not be comparable to those of companies that comply with the public company effective dates for these accounting standards.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us, including exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our common stock) or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Corporate Background and Information

We were incorporated in the State of Delaware on October 20, 2021 as Hanryu Holdings, Inc. On December 5, 2024, we formally changed our corporate name to Global Interactive Technologies, Inc. pursuant to an amendment to our Certificate of Incorporation filed with the Secretary of State of Delaware. In connection with our name change, we changed our Nasdaq ticker symbol to GITS.

Our primary operating subsidiary is Faning Korea, LLC, a wholly owned subsidiary based in Seoul, Republic of Korea. Faning Korea oversees the development, maintenance and operation of the Faning application and related web services.

In July 2023, we completed our initial public offering and the listing of our shares on Nasdaq, raising approximately $8.77 million through the issuance of 877,328 shares of common stock at $10.00 per share.

Our address is 160, Yeouiseo-ro, Yeongdeungpo-gu, Seoul, Republic of Korea, 07231 and our telephone number is +82-2-564-8588. Our corporate website is www.gitechnologies.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

THE OFFERING

Common Stock Offered:	Up to 2,252,252 shares.

Pre-Funded Warrants Offered:	We are offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding shares of common stock immediately following the closing of this offering, the opportunity to purchase, if such purchasers so choose, Pre-Funded Warrants, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership, together with its affiliates and certain related parties, exceeding 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to the purchase price of the shares of common stock in this offering minus $0.0001, the exercise price of each Pre-Funded Warrant. Each Pre-Funded Warrant is immediately exercisable and may be exercised at any time until it has been exercised in full. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrants sold in this offering.

Common Stock Outstanding after this Offering:	Up to 5,801,077 shares of common stock, assuming (i) no sales of Pre-Funded Warrants which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis and (ii) no conversion of the Common Warrants.

Common Warrants:	Each share of common stock, or Pre-Funded Warrant in lieu thereof, will be sold together with a Common Warrant to purchase one share of common stock. Each Common Warrant has an assumed exercise price per share equal to $2.22 (subject to potential full ratchet anti-dilution adjustment as a result of a stock issuance or sale at a price less than the exercise price in effect, as provided in the Common Warrant) and expires on the fifth anniversary of the original issuance date. Because we will issue a Common Warrant for each share of common stock and for each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of shares of common stock and Pre-Funded Warrants sold. This offering also relates to the shares of common stock issuable upon exercise of any Common Warrants sold in this offering.

Reasonable Best Efforts:	We have agreed to issue and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but they will use their reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See the section entitled “Plan of Distribution” of this prospectus.

Use of Proceeds:	We estimate that the net proceeds of this offering, after deducting placement agent fees and estimated offering expenses, will be approximately $4.5 million if all of the securities offered hereby are sold in this offering. However, this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of the securities offered pursuant to this prospectus; and, as a result, we may receive significantly less in net proceeds in this offering. For example, if we sell only 10%, 25%, 50% or 75% of the maximum amount offered, our net proceeds will be approximately $0.3 million, $1.0 million, $2.2 million or $3.3 million, respectively. We intend to use all of the net proceeds we receive from this offering for working capital and general corporate purposes, including investing in our sales and marketing efforts. See “Use of Proceeds.”

Lock-up:	All of our directors and executive officers have agreed with the Placement Agent, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of 90 days after the closing of this offering. In addition, we have agreed that, subject to certain exceptions, we will not conduct any issuances of our common stock for a period of 90 days after the closing of this offering. See “Plan of Distribution” for more information.

Risk Factors:

Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 13, and the other information included and incorporated by reference in this prospectus for a discussion of the factors you should consider carefully before deciding to invest in our securities.

There is substantial doubt about our ability to continue as a going concern. As a reasonable best efforts offering in which no minimum number or dollar amount of securities is required to be sold, we may be unable to raise sufficient capital to extend our cash runway through the end of this year. For additional information, see “Risk Factors — Our auditor has included an explanatory paragraph in their opinion expressing substantial doubt about our ability to continue as a going concern. If we are unable to continue as a going concern, our securities will have little or no value.”

Nasdaq Capital Market Symbol:	GITS

The above discussion is based on 3,548,825 shares of our common stock outstanding as of August 15, 2025, does not give effect to the shares of common stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants issued in this offering, and excludes (unless otherwise indicated), as of such date:

●	332,505 shares of common stock issuable upon the exercise of warrants issued in connection with the Debt-to-Equity Conversion; and

●	an aggregate of 1,500,000 shares of common stock reserved for future issuance under our 2020 Omnibus Equity Incentive Plan as of August 15, 2025.

Unless expressly indicated or the context requires otherwise, all information in this prospectus assumes (i) no investor elects to purchase Pre-Funded Warrants, (ii) no exercise of the Common Warrants offered hereby and (iii) no conversion of outstanding warrants after August 15, 2025.

All shares and per share information in this prospectus reflect, and where appropriate, is restated for, a 1-for-20 reverse stock split of our outstanding shares of common stock, effective January 27, 2025.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described below, together with the information under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission, all of which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with all of the other information contained or incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

We have incurred significant losses since our inception, and we intend to continue to invest in our business. We have no sales. As a result, we may continue to experience losses in the future.

We incurred a net loss of approximately $1.2 million, $6.2 million and $9.4 million for the six months ended June 30, 2025 and the years ended December 31, 2024 and 2023, respectively. For these three fiscal periods, we had no or nominal sales and limited cash. As of June 30, 2025, we had an accumulated deficit of approximately $39.1 million and a working capital deficiency of approximately $0.5 million. The audited report of our independent registered public accounting firm to the financial statements for the years ended December 31, 2024 and 2023 contains an explanatory paragraph stating that our recurring losses from operations, accumulated deficit and negative working capital raise substantial doubt about our ability to continue as a going concern.

We expect to continue to invest heavily in our product development and operations, to focus on our Faning platform to increase our user base to support future growth, and to meet our expanded reporting and compliance obligations as a public company. We may not generate sufficient revenue to offset such costs to achieve or sustain profitability in the future. Based on our current projections, we estimate that between $2.0 million and $3.0 million in additional funding will be required to support operations over the coming 12 months.

We believe our current cash, net proceeds from debt issuances and the amount raised from future issuances of common stock will be sufficient to fund our working capital requirements for the next 12 months. This belief assumes, among other things, that we will be able to raise additional equity financing, will continue to be successful in implementing our business strategy and that there will be no material adverse developments in our business, liquidity or capital requirements. If one or more of these factors do not occur as expected, it could have a material adverse impact on our activities, including (i) reduction or delay of our business activities, (ii) forced sales of material assets, (iii) defaults on our obligations, or (iv) insolvency. Our planned investments may not result in increased revenue or growth of our business. We cannot assure you that we will be able to generate revenue sufficient to offset our expected cost increases and planned investments in our business and platform. As a result, we may incur significant losses for the foreseeable future and may not be able to achieve and/or sustain profitability. If we fail to achieve and sustain profitability, then we may not be able to achieve our business plan, fund our business or continue as a going concern. The financial statements included in our public filings do not contain any adjustments which might be necessary if we were unable to continue as a going concern.

Our auditor has included an explanatory paragraph in their opinion expressing substantial doubt about our ability to continue as a going concern. If we are unable to continue as a going concern, our securities will have little or no value.

OneStop Assurance PAC, our independent registered public accounting firm for the years ended December 31, 2024 and December 31, 2023, has included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the years ended December 31, 2024 and December 31, 2023, indicating that our recurring losses from operations and a working capital deficiency raise substantial doubt about our ability to continue as a going concern. If we are unable to obtain profitability or improve our liquidity position, we may not be able to continue as a going concern.

We anticipate that we will continue to generate operating losses and use cash in operations through the foreseeable future. As further set forth below, we anticipate that we will need significant additional capital, or we may be required to curtail or cease operations. No assurance can be provided that this offering or any other capital raise conducted by us will be in a sufficient amount to address these liquidity concerns.

To continue as a going concern, we will require significant additional capital, which we may be unable to obtain.

We have had no sales in the last two fiscal years. Therefore, we will need to raise additional capital in the future to continue our operations. We anticipate that our principal sources of liquidity will not be sufficient to fund our activities to obtain long-term, sustainable profitability. To have sufficient cash to fund our operations to obtain long-term, sustainable profitability, we will need to raise additional equity or debt capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. We will be required to pursue sources of additional capital through various means, including debt or equity financing. Future financing through equity investments will be dilutive to existing stockholders. The terms of securities we may issue in future capital transactions may be more favorable for new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under our Omnibus Equity Incentive Plan, all of which will have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition. Our ability to obtain needed financing may be impaired by such factors as the capital markets and our history of losses, which could impact the availability and cost of future financing. If the amount of capital we can raise from financing activities, together with our revenues and profits from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to curtail or cease operations.

Additionally, even if this offering is successful, we will only be able to extend our cash runway for approximately 12 to 15 months. Further, as a reasonable best efforts offering in which no minimum number or dollar amount of securities is required to be sold, we may be unable to raise sufficient capital to extend our cash runway through the end of this year. See “Risk Factors — This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.”

We are a development stage company, and we may not be able to sustain our growth, effectively manage our anticipated future growth or implement our business strategies.

We have a limited operating history. Although we have experienced growth since Faning was launched, our historical growth rate may not be indicative of our future performance due to our limited operating history and the evolution of our business model, including a focus on the Faning application. We may not be able to achieve similar results or accelerate growth at the same rate as we have historically. As our application offerings continue to develop, we may adjust our strategy and business model to adapt. These adjustments may not achieve expected results and may have a material and adverse impact on our financial condition and results of operations.

In addition, our growth and expansion have placed, and continue to place, significant strain on our management and resources. This level of significant growth may not be sustainable or achievable at all in the future. We believe that our continued growth will depend on many factors, including our ability to develop new sources of revenues, diversify monetization methods including advertising revenue, attract and retain users, increase engagement on our Faning platform, continue developing innovative technologies and application uses in response to shifting demand in the market, increase brand awareness, and expand into new markets. We cannot assure you that we will achieve any of the above, and our failure to do so may materially and adversely affect our business and results of operations.

Global Interactive Technologies is a holding company with no business operations of its own and manages a network of South Korean subsidiaries, subject to South Korean regulation. Further, as we have no business operations of our own, we will depend on the cash flow and business of our subsidiaries to make payments to us and meet our obligations.

Global Interactive Technologies is a holding company with no independent operations of our own. Our South Korean subsidiaries, including Faning Korea, LLC, conduct substantially all of our business operations. Managing the regulatory compliance activities for each of these subsidiaries is a complicated task, and we may expend significant resources doing so. However, we cannot guarantee that we will be able to keep abreast of the changing legal and regulatory landscapes for each of the jurisdictions in which our subsidiaries exist. If any of the regulatory environments applicable to our subsidiaries change materially, and we fail to adapt to such changes, our business and financial results may be harmed. Applicable tax laws may also subject such payments to us by our subsidiaries to further taxation.

Additionally, as a holding company, we may rely on our operating subsidiaries for distributions or payments for cash flow. Therefore, our ability to fund and conduct our business, service any debt, and pay dividends, if any, in the future may depend on the ability of our South Korean subsidiaries to make upstream cash distributions or payments to us, which may be impacted, for example, by their ability to generate sufficient cash flow or limitations on the ability to repatriate funds, whether as a result of currency liquidity restrictions, monetary or exchange controls, regulatory restrictions, or otherwise. Further, our subsidiaries’ ability to make payments to us will depend on:

●	their earnings;

●	covenants contained in any debt agreements to which we may then be subject, including any debt agreements of our subsidiaries;

●	covenants contained in other agreements to which we or our subsidiaries are or may become subject;

●	business and tax considerations; and

●	applicable law, including any restrictions under South Korean law that may be imposed on our subsidiaries and affiliates, that would restrict our ability to make payments to us.

We cannot assure you that the operating results of our subsidiaries at any given time will be sufficient to make distributions or other payments to us.

We are subject to risks associated with operating in a rapidly developing industry and a relatively new market.

Many elements of our business are unique, evolving and relatively unproven. Our business and prospects depend on the continuing development of the social media market, which is relatively new, rapidly developing and subject to significant challenges. Our business relies upon our ability to cultivate and grow an active online community, and our ability to successfully monetize such community through methods that include, without limitation, advertising revenue. In addition, our continued growth depends, in part, on our ability to respond to constant changes in the industry, including rapid technological evolution, continued shifts in user trends. Developing and integrating new content, products, services or infrastructure could be expensive and time-consuming, and these efforts may not yield the benefits we expect to achieve at all. We cannot assure you that we will succeed in any of these aspects or that the industry will continue to grow as rapidly as it has in the past.

Our success depends on our ability to develop products and services to address the rapidly evolving market for the content creation and social media platform industry and, if we are not able to implement successful enhancements and new features for our products and services, our business could be materially and adversely affected.

We expect that new services and technologies applicable to the content creation and social media platform industry in which we operate will continue to emerge and evolve. Rapid and significant technological changes continue to confront the industries in which we operate, including developments in the social media platform and content creation industry. Incorporating new technologies into our products and services may require substantial expenditures and take considerable time, and we may not be successful in realizing a return on these development efforts in a timely manner or at all. There can be no assurance that any new products or services we develop and offer to our customers will achieve significant commercial acceptance. Our ability to develop new products and services may be inhibited by industry-wide standards, laws and regulations, resistance to change from buyers or sellers, or third parties’ intellectual property rights. Our success will depend on our ability to develop new technologies and to adapt to technological changes and evolving industry standards. If we are unable to provide enhancements and new features for our products and services or to develop new products and services that achieve market acceptance or that keep pace with rapid technological developments and evolving industry standards, our business would be materially and adversely affected.

The success of enhancements, new features, products and services depends on several factors, including the timely completion, introduction and market acceptance of the enhancements or new features or services. We often rely not only on our own initiatives and innovations, but also on third parties, including some of our competitors, for the development of and access to new technologies.

 In addition, because our products and services are designed to operate with a variety of systems, infrastructures and devices, we need to continuously modify and enhance our products and services to keep pace with changes in mobile, software, communication and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to the market in a timely and cost-effective manner. Any failure of our products and services to continue to operate effectively with third-party infrastructures and technologies could reduce the demand for our products and services, result in dissatisfaction of our sellers or their customers, and materially and adversely affect our business.

As a creator and a distributor of digital media content, we face liability and expenses for legal claims based on the nature and content of the materials that we create or distribute, including materials provided by third parties. If we are required to pay damages or expenses in connection with these legal claims, our business and results of operations may be harmed.

We display original content and third-party content on our websites and in our marketing messages. As a result, we have faced and will continue to face potential liability based on a variety of theories, including deceptive advertising and copyright or trademark infringement. We generally rely on the “fair use” exception for our use of third-party brand names and marks, but these third parties may disagree, and the laws governing the fair use of these third-party materials are imprecise and adjudicated on a case-by-case basis. We also create content we believe to be original for our websites. While we do not believe that this content infringes on any third-party copyrights or other intellectual property rights, owners of competitive websites that present similar content have taken and may take the position that our content infringes on their intellectual property rights. We are also exposed to the risk that content provided by third parties is inaccurate or misleading, and for material posted to our websites by users and other third parties. These claims could divert management time and attention away from our business and result in significant costs to investigate and defend, regardless of the merit of these claims. The general liability insurance we maintain may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance, or is in excess of insurance coverage, could materially adversely affect our business, financial condition and results of operations.

Our dependence on third-party relationships with content producers and distribution channels to develop and distribute entertainment content is critical to the success of the Faning platform.

We rely on third party relationships with content producers and distribution channels to develop and distribute entertainment content. Our financial performance may be adversely affected by our relationships with content producers and distribution channels. Some of our content producers may have their own or other distribution capabilities in the markets in which we operate. These third-party content producers and distribution channels may decide, or be required by their respective parent companies, to use their intracompany distribution or content production capabilities rather than posting such content with us. Our business may be harmed if the content producers and distribution channels with which we work stop or reduce the amount of content they produce for us, or otherwise demand less favorable terms to us.

Our decision not to provide products and services and to restrict user access in China (including Hong Kong and Macau) will limit our total addressable market and may limit our ability to grow our business.

China and Hong Kong could represent a large market opportunity for our business. However, although we believe that such a decision may benefit our company in the long run, by choosing not to provide products and services, and restricting user access in China (including Hong Kong and Macau), we are sacrificing potential business opportunities that may negatively impact us. As a result, our total addressable market and potential growth may be limited and, as a result, the market price of our common stock may significantly decrease or become worthless.

If our content streaming initiatives are unsuccessful, our business, financial condition or results of operations could be adversely affected.

Content streaming is intensely competitive and cash intensive and there can be no assurance that our content creation initiatives will be profitable or otherwise successful. Our ability to attract, engage and retain users within the Faning platform, as well as the corresponding advertising revenues they generate, will depend on our ability to consistently provide appealing and differentiated content globally, effectively market our content and services and provide a quality experience for selecting and viewing that content. Our success will require significant investments to produce original content and acquire the rights to third-party content, as well as the establishment and maintenance of key content and distribution partnerships.

We must continually add new users and meaningfully engage with existing users to manage turnover, or “churn,” to grow our business. If we are unable to successfully compete with competitors in attracting, engaging with and retaining users as well as creative talent, our business, financial condition or results of operations could be adversely affected. The relative service levels, content offerings, promotions and pricing and related features of our competitors’ services may adversely impact our ability to attract, engage and retain users. If consumers do not consider our platform to be of value compared to our competitors’ platforms, including because we fail to introduce attractive new content and features, do not maintain competitive pricing, terminate or modify promotional or trial period offerings, experience technical issues, or change the mix of content in a manner that is unfavorably received, we may not be able to attract, engage and retain users. If we are not able to attract new users, or our existing users decide to not continue using our services for any reason, including a perception that they do not use our platform sufficiently, the need to cut household expenses, unsatisfactory content, promotions or offers expire or are modified, competitive platforms provide a better value or experience or customer service or technical issues are not satisfactorily resolved, our business, financial condition or results of operations could be adversely affected.

We are dependent on the continued services and on the performance of key third party content contributors, the loss of which could adversely affect our business.

We rely on content contributed by third party providers, which has in turn attracted users that drive advertising revenue. The loss of the services of any of such key contributors could have a material adverse effect on our business, operating results and financial condition. We also depend on our ability to identify, attract and retain other highly skilled third-party content contributors. Competition for such contributors is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain them. The loss or limitation of the services of any of our key third party contributors, or the inability to attract and retain additional qualified key contributors, could have a material adverse effect on our business, financial condition or results of operations.

Substantial and increasingly intense competition in the social media platform and content creation industry may harm our business.

We compete in markets characterized by vigorous competition, changing technology, evolving industry standards and frequent introductions of new products and services. We expect competition to intensify in the future as existing and new competitors introduce new services or enhance existing services. We compete against many companies to attract customers, and some of these companies have greater financial resources and substantially larger bases of customers than we do, which may provide them with significant competitive advantages. These companies may devote greater resources to the development, promotion and sale of products and services, and they may introduce their own innovative products and services that adversely impact our growth. Mergers and acquisitions by these companies may lead to even larger competitors with more resources. We also expect new entrants to offer competitive products and services. If we are unable to differentiate ourselves from and successfully compete with our competitors, our business will be materially and adversely affected.

We may also face pressures from competitors for user engagement and, in the future, advertising revenues. Some potential competitors are able to offer greater returns on content sales to content creators for similar services by cross subsidizing their payments services through other services they offer. Such competition may result in the need for us to alter the amount we charge creators in content-sales transactions and could reduce our gross profit. In addition, as we grow, influential creators may demand more customized and favorable pricing from us, and competitive pressures may require us to agree to such pricing, further reducing our gross profit.

Systems failures, interruptions, delays in service, catastrophic events and resulting interruptions in the availability of our products or services could harm our business and our brand, and subject us to substantial liability.

Our systems and those of our third-party data center facilities may experience service interruptions, denial-of-service and other cyber-attacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks and other geopolitical unrest, computer viruses, or other events. Our systems are also subject to break-ins, sabotage, and acts of vandalism. Some of our systems are not fully redundant, and our disaster-recovery planning is not sufficient for all eventualities. In addition, as a provider of payments solutions, we are subject to increased scrutiny by regulators that may require specific business continuity and disaster recovery plans and more rigorous testing of such plans. This increased scrutiny may be costly and time-consuming and may divert our resources from other business priorities.

We may, and are likely to, experience denial-of-service attacks, system failures, and other events or conditions that interrupt the availability or reduce the speed or functionality of our products and services. These events, should they occur, would likely result in loss of revenue. In addition, they could result in significant expense to repair or replace damaged equipment and remedy resultant data loss or corruption. A prolonged interruption in the availability or reduction in the speed or other functionality of our products or services could materially harm our reputation and business. Frequent or persistent interruptions in our products and services could cause users to believe that our products and services are unreliable, leading them to switch to our competitors or to avoid our products and services, and could permanently harm our reputation and business. Moreover, to the extent that any system failure or similar event results in damages to customers or their businesses, these customers could seek compensation from us for their losses, and those claims, even if unsuccessful, would likely be time-consuming and costly for us to address.

Our success depends largely on the continued service and availability of key personnel.

Much of our future success depends on the continued availability and service of key personnel, including Taehoon Kim, our Chief Executive Officer, and our executive team and other highly skilled employees. Since the technology industry is characterized by high demand and intense competition for talent, we cannot assure you that we will be able to attract or retain qualified staff or other highly skilled employees. In addition, as we are relatively young, our ability to train and integrate new employees into our operations may not meet the growing demands of our business which may materially and adversely affect our ability to grow our business and hence our results of operations.

From time to time, we may become involved in legal proceedings, claims, litigation and government investigations or inquiries.

From time to time, we may become subject to legal proceedings, claims, litigation and government investigations or inquiries, as noted in the next paragraph, which could be expensive, lengthy, disruptive to normal business operations and occupy a significant amount of our employees’ time and attention. In addition, the outcome of any legal proceedings, claims, litigation, investigations or inquiries may be difficult to predict and could have a material adverse effect on our business, operating results or financial condition.

We may be the subject of an administrative fine by the Korean Securities and Futures Commission (the “SFC”) and any adverse outcome in the related proceedings could negatively impact our business, financial condition and results of operations.

On November 6, 2024, the SFC imposed an administrative fine of KRW 142.1 million (or approximately $104,760) against us for alleged violations of Korean securities regulations. On January 2, 2025, we filed with the SFC a formal objection to this regulatory sanction, but on March 7, 2025, the SFC dismissed the objection. On June 24, 2025, we filed an administrative appeal challenging the sanction, as we believe the sanction is without merit and that we have adequate defenses. Under applicable Korean law, we are not required to pay the fine while the appeal is pending, and we have not made any payment to date.

There can be no assurance as to the outcome of the pending appeal or any future proceedings. If we are unsuccessful in our challenge, we may be required to pay the fine and could face ongoing increased scrutiny from Korean regulatory authorities. In addition, any adverse outcome could damage our reputation, distract management and result in legal costs or other expenses, any of which could adversely affect our business, financial condition and results of operations.

The preparation of our financial statements involves the use of good faith estimates, judgments and assumptions, and our financial statements may be materially affected if such good faith estimates, judgments or good faith assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of good faith estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets, share-based compensation and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes would require a restatement of our financial statements and could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our financial statements and our business.

We currently have ineffective internal control over financial reporting as evidenced by the restatement of the 2022 financial statements.

Management has identified control deficiencies regarding inadequate accounting resources, the lack of segregation of duties and the need for a stronger internal control environment, as further evidenced by the restatement of our 2022 financial statements. We have historically outsourced our accounting to small firms and also replaced our accounting firm with another small firm, the transition of which has caused a lack of continuity and loss of efficiency in the preparation of our financial statements. We intend to remediate this weakness by hiring more permanent, qualified and experienced accounting personnel at our company and/or hire a larger accounting firm with more resources and expertise. If our remediation measures are insufficient to address the deficiencies in our internal control over financial reporting, we may not detect errors in a timely manner, our financial statements could be misstated, we could face a loss of confidence by stakeholders, or we could be subject to regulatory scrutiny, sanctions or litigation, any of which could harm our business, financial condition, results of operations, or the market price of our securities.

Risks Related to This Offering

We are currently in compliance with the continued listing requirements of The Nasdaq Capital Market but have a history of non-compliance and should we fail to maintain compliance with the continued listing requirements of Nasdaq, Nasdaq may delist our common stock.

We are required to comply with Nasdaq continued listing requirements, including a minimum bid price for our common stock and timely filing requirements of all required periodic reports with the SEC. If we fail in the future to maintain compliance with any of those requirements, our common stock could be delisted from Nasdaq.

On February 5, 2024, we received a delinquency compliance alert notice from Nasdaq stating that we were not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2), because the closing bid price of our common stock had been below $1.00 for the previous 30 consecutive business days. To regain compliance with the minimum bid price requirement, our common stock was required to maintain a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days during the 180 calendar-day period from February 5, 2024 to August 4, 2024, which was subsequently extended to February 3, 2025. Subsequently, on February 5, 2025, we received a determination letter from the Nasdaq staff stating that we were subject to delisting for failing to meet the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). In order to resolve the deficiency, we implemented a reverse stock split on January 27, 2025. Following the reverse split, the closing bid price of our common stock met or exceeded $1.00 for ten consecutive business days and, on February 10, 2025, we received a notice from Nasdaq confirming that we had regained compliance with the minimum bid price requirement and that the matter was closed.

On April 18, 2024, we received a delinquency compliance alert notice from Listing Qualifications Department of The Nasdaq Stock Market LLC advising us that due to our failure to timely file our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, with the SEC, we are not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1), which requires the timely filing of all required periodic reports with the SEC. Nasdaq requested that we submit a plan to address the noncompliance issue by June  17, 2024. We submitted the plan on June 14, 2024. Subsequently, on July 16, 2024, we filed our Annual Report on Form 10-K for the year ended December 31, 2023, thereby resolving the basis for delisting.

On May 21, 2024, we received a delinquency compliance alert notice from Nasdaq. The notice stated that we were not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1), as we had failed to timely file our Quarterly Report on Form 10-Q for the period ended March 31, 2024, and remained delinquent in filing our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, with the SEC. Subsequently, we filed our Quarterly Report on Form 10-Q for the first quarter on September 30, 2024, thereby resolving the basis for delisting.

On August 20, 2024, we received a delinquency compliance alert notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC. The notice stated that we were not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) because we failed to timely file our Quarterly Report on Form 10-Q for the period ended June 30, 2024, with the SEC. Subsequently, we filed the Form 10-Q for the second quarter on October 15, 2024, thereby resolving the basis for delisting.

On April 24, 2025, we received written notice from the Listing Qualifications Department of Nasdaq notifying us that we did not timely file our Annual Report on Form 10-K for the year ended December 31, 2024, as required for continued listing on The Nasdaq Stock Market pursuant to Nasdaq Listing Rule 5250(c)(1). On April 30, 2025, we received written notice from Nasdaq notifying us that, based on the April 30, 2025 filing of the 2024 Form 10-K, we are in compliance with Nasdaq rules.

If, for any reason, Nasdaq should delist our common stock from trading on its exchange and we are unable to obtain listing on another national securities exchange or take action to restore our compliance with the Nasdaq continued listing requirements, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	we will become a “penny stock,” which will make trading of our common stock much more difficult;

●	our ability to obtain financing for the continuation of our operations;

●	the number of institutional and general investors that will consider investing in our common stock;

●	the number of investors in general that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

The delisting of our common stock from Nasdaq may make it more difficult for us to raise capital on favorable terms in the future. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. Further, if our common stock were to be delisted from Nasdaq, it would cease to be recognized as covered securities and we would be subject to regulation in each state in which we offer our securities. Moreover, there is no assurance that any action that we take to restore our compliance with the minimum bid price requirement would stabilize the market price or improve the liquidity of our common stock, prevent our common stock from falling below the minimum bid price required for continued listing again, or prevent future non-compliance with Nasdaq’s listing requirements.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Based on an assumed combined public offering price of $2.22 per share and accompanying Common Warrant (the last reported sales price of our common stock on Nasdaq on August 15, 2025), if you purchase shares of our common stock and related warrants in this offering, you will suffer immediate and substantial dilution of $1.27 per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. The Common Warrants being issued in this offering contain a full ratchet anti-dilution adjustment which, subject to limited circumstances, would reduce the exercise price of the Common Warrants in the event that we in the future issue common stock, or securities convertible into or exercisable to purchase common stock, at a price per share lower than the exercise price then in effect. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our Omnibus Equity Incentive Plan. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

There is no public market for the Pre-Funded Warrants and Common Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants and Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants and Common Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants and Common Warrants will be limited.

Holders of our Pre-Funded Warrants and Common Warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of common stock upon exercise of your Pre-Funded Warrants or Common Warrants, you will have no rights with respect to the shares of common stock issuable upon exercise of your Pre-Funded Warrants or Common Warrants. Upon exercise of your Pre-Funded Warrants or the Common Warrants, you will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants and the Common Warrants are speculative in nature.

The Pre-Funded Warrants and Common Warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire the common stock issuable upon exercise of such warrants at an exercise price of $0.0001 per share and holders of the Common Warrants may acquire the common stock issuable upon exercise of such warrants at an exercise price per share equal to the combined public offering price per share and accompanying Common Warrant in this offering (subject to potential full ratchet anti-dilution adjustment as a result of a stock issuance or sale at a price less than the exercise price in effect, as provided in the Common Warrant). Moreover, following this offering, the market value of the Pre-Funded Warrants and the Common Warrants is uncertain, and there can be no assurance that the market value of the Pre-Funded Warrants or the Common Warrants will equal or exceed their public offering price.

The Common Warrants may not have any value.

Each Common Warrant has an exercise price per share equal to the combined public offering price per share of common stock and accompanying Common Warrant in this offering (subject to potential full ratchet anti-dilution adjustment as a result of a stock issuance or sale at a price less than the exercise price in effect, as provided in the Common Warrant) and expires on the fifth anniversary of its original issuance date. In the event the market price per share of common stock does not exceed the exercise price of the Common Warrants during the period when the Common Warrants are exercisable, the Common Warrants may not have any value.

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available or available on terms acceptable to us.

Certain provisions of the Pre-Funded Warrants and Common Warrants could discourage an acquisition of us by a third party.

Certain provisions of the Pre-Funded Warrants and Common Warrants could make it more difficult or expensive for a third party to acquire us. The Pre-Funded Warrants and Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Pre-Funded Warrants and Common Warrants. Further, the Common Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to repurchase such Common Stock Warrants at a price described in such warrants. These and other provisions of the Pre-Funded Warrants and Common Warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under U.S. federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for 180 days from closing, subject to certain exceptions; (iii) agreement to not enter into any equity sales for 180 days from closing, unless the Placement Agent provides its prior written consent; and (iv) indemnification for breach of contract.

Significant holders or beneficial holders of our common stock may not be permitted to exercise Pre-Funded Warrants that they hold.

A holder of a Pre-Funded Warrant will not be entitled to exercise any portion of any Pre-Funded Warrants which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise. Such percentage may be increased or decreased by written notice by the holder of the Pre-Funded Warrants to any other percentage not in excess of 9.99%. Such increase or decrease will not be effective until the 61st day after such notice is delivered to us. As a result, you may not be able to exercise your Pre-Funded Warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstances, you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Pre-Funded Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements and information within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements regarding our future results of operations and financial position, business strategy, prospective platform enhancements, features, products and services, their expected performance and likelihood of success, plans and objectives of management for future operations and future results of anticipated platform developments. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “forecast,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. These risks and uncertainties include, among other things, the risk that we may not be able to successfully implement our growth strategy due to the following reasons:

●	overall strength and stability of general economic conditions and of the social media platform and content creation industry in the United States and globally;

●	our ability to continue as a going concern;

●	the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	changes in consumer demand for, and acceptance of, our services, including our platform, as well as social media platforms in general;

●	changes in the competitive environment, including adoption of technologies, services and products that compete with our own;

●	our expectations regarding our future operating and financial performance;

●	the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	our ability to continue as a going concern;

●	our ability to effectively execute our business plan and continue to expand internationally;

●	our ability to recruit, retain and motivate skilled personnel, including key members of senior management;

●	changes in the price of equipment, network infrastructure, hosting and maintenance;

●	uncertainties around the successful improvement and modification of our existing applications and development of new products and services, which may require significant expenditures and time;

●	changes in laws or regulations governing our business and operations;

●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt on terms favorable to us;

●	our ability to effectively market our services;

●	costs and risks associated with legal proceedings, claims, litigation and government investigations or inquiries brought against us;

●	our ability to obtain and protect our existing intellectual property protections, including trademarks and copyrights;

●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

●	our ability to maintain the listing of our shares on The Nasdaq Capital Market or any other exchange; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

As more fully described under the heading “Risk Factors” and elsewhere in this prospectus and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and any additional documents incorporated by reference herein and any free writing prospectus, many important factors affect our ability to achieve our stated objectives and to develop our Faning platform. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks and uncertainties set forth in our filings with the SEC and incorporated by reference herein. You should read this prospectus and the documents incorporated by reference herein and any free writing prospectuses that we have authorized for use in this offering with the understanding that our actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities law.

You should read this prospectus and the documents that we incorporate by reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $4.5 million, assuming the number of shares of common stock and Pre-Funded Warrants offered by us, as set forth on the cover page of this prospectus, remains the same, assuming no exercise of the Common Warrants issued in connection with this offering, and after deducting placement agent fees and estimated offering expenses payable to us.

However, this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of the securities offered pursuant to this prospectus; and, as a result, we may receive significantly less in net proceeds in this offering. For example, if we sell only 10%, 25%, 50% or 75% of the maximum amount offered, our net proceeds will be approximately $0.3 million, $1.0 million, $2.2 million or $3.3 million, respectively.

We intend to use the net proceeds from the offering for working capital and general corporate purposes, including investing in our sales and marketing efforts. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

MARKET PRICE OF OUR COMMON STOCK

Our common stock trades on The Nasdaq Capital Market under the symbol “GITS.” On August 15, 2025, the last reported sale price of our common stock on Nasdaq was $2.22 per share.

As of August 15, 2025, there were approximately 60 holders of record of our common stock.

DIVIDEND INFORMATION

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board may consider relevant.

DILUTION

If you invest in our securities in this offering, assuming no sale of any Pre-Funded Warrants and no exercise of the Common Warrants issued in connection with this offering, your ownership interest will be immediately diluted to the extent of the difference between the assumed combined public offering price per share of our common stock and accompanying Common Warrant and the as adjusted net tangible book value per share of our common stock immediately after this offering.

The net tangible book value of our common stock as of June 30, 2025, was approximately $971,685, or approximately $0.27 per share of common stock based on 3,548,825 shares of common stock outstanding at that time. “Net tangible book value” is the amount of our total tangible assets minus our total liabilities. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding as of June 30, 2025.

After giving effect to the sale of shares of common stock in this offering at an assumed combined public offering price of $2.22 per share and accompanying Common Warrant (the last reported sale price of our common stock on Nasdaq on August 15, 2025), assuming no sale of any Pre-Funded Warrants and no exercise of the Common Warrants issued in connection with this offering, and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $5,486,985, or approximately $0.95 per share of common stock. This amount represents an immediate increase in as adjusted net tangible book value of $0.68 per share to our existing stockholders and an immediate dilution of $1.27 per share to investors participating in this offering, as illustrated by the following table:

Assumed combined public offering price per share and accompanying Common Warrant		$2.22
Net tangible book value per share of common stock as of June 30, 2025	$0.27
As adjusted net tangible book value per share after this offering		$0.95
Dilution per share to new investors purchasing shares in this offering		$1.27

Each $1.00 increase or decrease in the assumed combined public offering price of $2.22 per share and accompanying Common Warrant, which was the last reported sale price of our common stock on Nasdaq on August 15, 2025, would increase or decrease the as adjusted net tangible book value per share by $0.39 per share and the dilution per share to investors participating in this offering by $0.61 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, assuming no sale of any Pre-Funded Warrants and no exercise of the Common Warrants issued in connection with this offering, and after deducting placement agent fees and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. A 100,000 share increase in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase the as adjusted net tangible book value per share by approximately $0.04 and decrease the dilution per share to new investors participating in this offering by approximately $0.04, based on an assumed combined public offering price of $2.22 per share and accompanying Common Warrant, which was the last reported sale price of our common stock on Nasdaq on August 15, 2025, remaining the same, assuming no sale of any Pre-Funded Warrants and no exercise of the Common Warrants issued in connection with this offering, and after deducting placement agent fees and estimated offering expenses payable by us. Similarly, a 100,000 share decrease in the number of shares offered by us, as set forth on the cover page of this prospectus, would decrease the as adjusted net tangible book value per share by approximately $0.04 and increase the dilution per share to new investors participating in this offering by approximately $0.04, based on an assumed combined public offering price of $2.22 per share and accompanying Common Warrant, which was the last reported sale price of our common stock on Nasdaq on August 15, 2025, remaining the same, assuming no sale of any Pre-Funded Warrants and no exercise of the Common Warrants issued in connection with this offering, and after deducting placement agent fees and estimated offering expenses payable by us.

The information above is based on 3,548,825 shares of our common stock outstanding as of June 30, 2025, and excludes as of such date (unless otherwise indicated), the following:

●	332,505 shares of common stock issuable upon the exercise of warrants issued in connection with the Debt-to-Equity Conversion; and

●	an aggregate of 1,500,000 shares of common stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan as of June 30, 2025.

To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may need to raise additional capital and to the extent that we raise additional capital by issuing equity or convertible debt securities your ownership will be further diluted. The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, as well as our capitalization, as of June 30, 2025, as follows:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the sale by us of 2,252,252 shares of our common stock in this offering at the assumed public offering price of $2.22 per share of common stock and accompanying Common Warrant (assuming no sale of any Pre-Funded Warrants and no exercise of the Common Warrants being sold in this offering), and after deducting placement agent fees and estimated offering expenses payable by us.

You should consider this table in conjunction with “Use of Proceeds” above, as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated audited and unaudited financial statements and the notes to those financial statements incorporated by reference into this prospectus.

	As of June 30, 2025
	Actual	As Adjusted for this Offering

Cash and cash equivalents	$10,883	$4,526,183
Stockholders’ deficit:
Common Stock, 100,000,000 shares authorized; 3,548,825 shares issued and outstanding as of June 30, 2025, actual; 5,798,825 shares issued and outstanding as of June 30, 2025, as adjusted	70,977	116,022
Additional paid-in capital	45,071,398	49,541,653
Accumulated deficit	(39,146,031)	(39,146,031)
Accumulated other comprehensive loss	(206,302)	(206,302)
Total stockholders’ equity	5,790,042	10,305,342
Total capitalization	$5,790,042	$10,305,342

The information above is based on 3,548,825 shares of our common stock outstanding as of June 30, 2025, and excludes as of such date (unless otherwise indicated), the following:

●	332,505 shares of common stock issuable upon the exercise of warrants issued in connection with the Debt-to-Equity Conversion; and

●	an aggregate of 1,500,000 shares of common stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan as of June 30, 2025.

We may also increase or decrease the number of shares we are offering. A 100,000 share increase in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase the as adjusted total capitalization by approximately $222,000, based on an assumed combined public offering price of $2.22 per share and accompanying Common Warrant, which was the last reported sale price of our common stock on Nasdaq on August 15, 2025, remaining the same, assuming no sale of any Pre-Funded Warrants and no exercise of the Common Warrants issued in connection with this offering, no change in the estimated valuation of the Common Warrants liabilities, and after deducting placement agent fees and estimated offering expenses payable by us. Similarly, a 100,000 share decrease in the number of shares offered by us, as set forth on the cover page of this prospectus, would decrease the as adjusted total capitalization by approximately $222,000, based on an assumed combined public offering price of $2.22 per share and accompanying Common Warrant, which was the last reported sale price of our common stock on Nasdaq on August 15, 2025, remaining the same, assuming no sale of any Pre-Funded Warrants and no exercise of the Common Warrants issued in connection with this offering, no change in the estimated valuation of the Common Warrants liabilities, and after deducting placement agent fees and estimated offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Our authorized capital stock consists of:

●	100,000,000 shares of common stock, $0.001 par value; and

●	10,000,000 shares of preferred stock, $0.001 par value.

Common Stock

Our certificate of incorporation currently authorizes 100,000,000 shares of common stock, par value $0.001 per share, for issuance. As of August 15, 2025, there were 3,548,825 shares of our common stock issued and outstanding, which were held by approximately 60 stockholders of record, and 1,500,000 shares of common stock authorized and available for issuance pursuant to our 2022 Omnibus Equity Incentive Plan. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and bylaws do not and will not provide for cumulative voting rights.

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Under our certificate of incorporation, our Board of Directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series.

As of August 15, 2025, no shares of our authorized preferred stock are outstanding. Because our Board of Directors has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of the common stock and could delay, discourage or prevent a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.

Warrants

As of August 15, 2025, warrants to purchase a total of 332,505 shares of common stock were outstanding, consisting of 250,766 shares at an exercise price of $1.42 per share and 81,739 shares at an exercise price of $1.29 per share, all exercisable through May 7, 2030.

Anti-Takeover Matters

Charter and Bylaw Provisions

The provisions of Delaware law, our certificate of incorporation and our bylaws include a number of provisions that may have the effect of delaying, deferring or discouraging another person from acquiring control of our company and discouraging takeover bids. These provisions may also have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non- negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our bylaws provide that any vacancy on our Board may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. Further, any directorship vacancy resulting from an increase in the size of our Board of Directors, may be filled by election of the Board of Directors, but only for a term continuing until the next election of directors by our stockholders.

No Cumulative Voting

The Delaware General Corporation Law (DGCL) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless certificate of incorporation of the company in which they own stock provides otherwise. Neither our certificate of incorporation nor our bylaws provide that our stockholders shall be entitled to cumulative voting.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Choice of Forum

Our bylaws provide that Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our certificate of incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Such exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Listing

Our common stock trades on The Nasdaq Capital Market under the symbol “GITS.”

Transfer Agent and Registrar

Our transfer agent is Colonial Stock Transfer whose address is 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111 and its telephone number is (801) 355-5740.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock are described in the section titled, “Description of Capital Stock” in this prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an assumed initial exercise price of $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price, as described in the Pre-Funded Warrant.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock pursuant to which the shares of common stock are converted or exchanged for other securities, cash, or property, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person pursuant to which we are not the surviving entity, the acquisition of more than 50% of our outstanding voting securities, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Duration and Exercise Price

Each Common Warrant offered has an assumed exercise price of $2.22 per share (the last reported sales price of our common stock on Nasdaq on August 15, 2025). The Common Warrants will be exercisable immediately and will expire on the fifth anniversary of the issuance date. The shares of common stock (or Pre-Funded Warrants, as applicable) and the Common Warrants will be issued separately and will be immediately separable upon issuance but will be purchased together in this offering. For each share of common stock (or Pre-Funded Warrant, as applicable) purchased in this offering, one Common Warrant will be issued. Each whole Common Warrant is exercisable for one share of common stock.

Anti-Dilution Adjustments to Exercise Price

The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price, as described in the Common Warrant. In addition, if we issue or sell (or are deemed to have issued or sold) any common stock or securities convertible or exercisable into common stock, but excluding shares of common stock or securities deemed to have been issued or sold by us in an Exempt Issuance (as defined in the Common Warrant) or to extend the term of such securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the exercise price in effect immediately prior to such issuance or sale or deemed issuance or sale (each of the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the exercise price then in effect shall be reduced to an amount equal to the New Issuance Price (known as a “full ratchet”), provided that such price shall not be lower than a floor price equal to 20% of the actual purchase price per share in this offering.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Common Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of common stock underlying the Common Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our common stock pursuant to which the shares of common stock are converted or exchanged for other securities, cash, or property, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person pursuant to which we are not the surviving entity, the acquisition of more than 50% of our outstanding voting securities, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. In addition, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrant for the cash paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Common Warrant on the date of the consummation of the fundamental transaction.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of, the holders of the Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Common Warrants.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement to be entered into between D. Boral Capital LLC (“D. Boral” or the “Placement Agent”) and us, we will engage D. Boral to act as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire amount of securities offered pursuant to this prospectus. We will enter into a securities purchase agreement directly with the investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

We will deliver the securities being issued to the investors upon receipt of such investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about    , 2025, subject to the satisfaction of customary closing conditions.

Fees and Expenses

We have engaged D. Boral as our exclusive placement agent in connection with this offering. This offering is being conducted on a “reasonable best efforts” basis, and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. The following table shows the public offering price, placement agent fees, and proceeds (before expenses) to us, assuming the sale of all securities in this offering and no exercise of any warrants.

	Per Share and Related Warrant	Per Pre-Funded Warrant and Related Warrant	Total
Public offering price	$	$	$
Placement agent fees (1)	$	$	$
Proceeds to us, before expenses (2)	$	$	$

(1)	We have agreed to pay the Placement Agent a cash placement commission equal to 6.0% of the gross proceeds from this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants or Common Warrants being issued in this offering.

We have also agreed to pay or reimburse the Placement Agent at closing all reasonable out-of-pocket costs and expenses incident to the performance of the obligations of the Placement Agent, including without limitation, the reasonable and documented fees and expenses of the Placement Agent’s legal counsel, in an aggregate amount not to exceed $100,000 without our prior approval. We estimate the total expenses payable by us for this offering, excluding placement agent fees and expenses, will be approximately $80,000.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Tail Financing

We have granted the Placement Agent the right to receive a cash fee equal to 6.0% of the gross proceeds received by us from the public or private offering or other financing or capital-raising transaction, including equity, debt and/or equity derivative instruments, of any kind (“Tail Financing”) to the extent that such Tail Financing is (A) provided to the Company by investors that were, during the term of the placement agency agreement, actually introduced to the Company by the Placement Agent and (B) consummated at any time within the 12-month period following the expiration or termination of the placement agency agreement, provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation.

Lock-up Agreements

Our directors and executive officers have agreed to enter into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock during a period ending 90 days after the closing of this offering, without first obtaining the written consent of the Placement Agent. Specifically, these individuals have agreed, in part, not to:

●	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our shares of common stock, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any of our securities;

●	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge;

●	or other arrangement relating to any of our securities.

Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed that, subject to certain exceptions, we will not conduct any issuances of, or enter into any agreement to issue or announce the issuance of proposed issuances of, our common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock for a period of 90 days after the closing of this offering.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent, and should not be relied upon by investors.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Listing

Our common stock is traded on The Nasdaq Capital Market under the symbol “GITS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, Inc.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Olshan Frome Wolosky LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Global Interactive Technologies, Inc. D. Boral Capital LLC is being represented in connection with this offering by Thompson Hine LLP.

EXPERTS

The consolidated financial statements of Global Interactive Technologies, Inc. (the Company) as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of OneStop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at www.gitechnologies.com. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus.

We will provide you without charge, upon your oral or written request, with an electronic or paper copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Global Interactive Technologies, Inc.
160, Yeouiseo-ro, Yeongdeungpo-gu
Seoul, Republic of Korea, 07231

Attn.: Chief Financial Officer
+82-2-564-8588

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the following information or documents that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed on April 30, 2025;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed on May 20, 2025, and the quarter ended June 30, 2025, filed on August 15, 2025;

●	our Current Reports on Form 8-K filed on January 6, 2025, January 23, 2025, February 10, 2025, March 31, 2025, April 29, 2025, May 5, 2025, May 22, 2025, June 25, 2025 and July 2, 2025, and Form 8-K/A on July 14, 2025; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 31, 2023, including any amendments and reports filed for the purpose of updating such description.

All reports and other documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until the termination of this offering will also be incorporated by reference in this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Up to 2,252,252 Shares of Common Stock
Up to 2,252,252 Pre-Funded Warrants to Purchase up to 2,252,252 Shares of Common Stock
Up to 2,252,252 Common Warrants to Purchase up to 2,252,252 Shares of Common Stock

Up to 4,504,504 Shares of Common Stock Underlying the Common Warrants and Pre-Funded Warrants

PRELIMINARY PROSPECTUS

Sole Placement Agent

  , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

Amount
Securities and Exchange Commission registration fee	$1,531.00
FINRA filing fee	$1,109.90
Accountants’ fees and expenses	$6,300.00
Legal fees and expenses	$70,000.00
Miscellaneous	$1,059.10
Total expenses	$80,000.00

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our certificate of incorporation, as amended, and our bylaws, as amended, provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

We also expect to enter into separate indemnification agreements with our directors and officers in addition to the indemnification provided for in our certificate of incorporation and bylaws. These indemnification agreements will provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

See also the undertakings set out in response to Item 17 of this Registration Statement.

Item 15. Recent Sales of Unregistered Securities.

On January 4, 2023 through March 8, 2023, warrants of $1,813,120 were exercised with an exercise price of $1.27 to purchase 1,427,653 shares of common stock by cash of $1,420,144 and debt conversion of $392,776.

In February and March 2023, the Company closed two private placements solely to accredited investors (as defined by Rule 501(a) of Regulation D of the Securities Act) pursuant to which the Company sold an aggregate amount of 240,000 shares of common stock for $10.00 per share, resulting in gross proceeds of $2,400,000. The purchase price of the common stock purchased in the private placements is subject to adjustment to the price of the common stock sold in the Company’s initial public offering (IPO), such that additional common stock shall be issued to the purchasers if the price of common stock sold in the IPO is less than $10.00 per share, or the purchasers shall return common stock to the Company if the price of the common stock sold in the IPO is greater than $10.00 per share, in each case resulting in the purchasers purchasing an aggregate amount of $2,400,000 of Company common stock at the IPO price. The offerings were exempt from registration under Section 4(a)(2) of the Securities Act. The subscription agreements pursuant to which the common stock was sold to accredited investors contain customary representations and warranties of the Company and the investors and customary indemnification rights and obligations of the parties.

On March 24, 2023, warrants of $8,400 were exercised with an exercise price of $0.42 to purchase 20,000 shares of common stock by cash.

On April 13, 2023, warrants of $420,000 were exercised with an exercise price of $0.42 to purchase 1,000,000 shares of common stock by cash.

Between April 20, 2023 and July 31, 2023, Hanryu Holdings, Inc., now known as Global Interactive Technologies, Inc., raised approximately KRW 5.92 billion (or approximately $4,628,500) through the issuance of 462,847 shares of common stock at a price of KRW 1,279 (or $10.00) per share in a private placement to 124 Korean investors. The issuance and sale of these shares of common stock were exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder. The issuance and sale of the shares of common stock were made pursuant to an offshore transaction with non-U.S. persons and no directed selling efforts were made in the United States by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On May 4, 2023 through May 8, 2023, warrants of $3,894,666 were exercised with an exercise price of $1.27 to purchase 3,066,66 shares of common stock by cash.

On May 31, 2023, the Company completed a private placement to solely to an accredited investor (as defined by Rule 501(a) of Regulation D of the Securities Act) pursuant to which the Company sold an aggregate amount of 760,000 shares of common stock for $10.00 per share, resulting in gross proceeds of $7,600,000.

On February 18, 2025, the Company entered into that certain Debt Conversion Agreement (the “Debt Conversion Agreement”) with Evan Trust, a trust for which Amy Shi, a director of the Company, serves as the trustee (the “Trust”). Pursuant to the Debt Conversion Agreement, the Company and the Trust agreed to convert certain debt in the amount of $210,000 owed by the Company to Evan Trust, into 300,000 shares of the Company’s common stock. The transaction was conducted pursuant to Regulation S. As a result, the total number of issued shares increased to 2,940,402. Each holder of common stock is entitled to one vote per share at all meetings of stockholders.

On February 18, 2025, the Company entered into a Promissory Note (the “February 2025 Note”) payable to PixelArc, LLC (“PixelArc”), a California limited liability company in which Amy Xianglin Shi, a director of the Company, holds a direct ownership interest and serves in a managerial capacity. The February 2025 Note evidenced a loan of $86,660 extended by PixelArc to support essential operating obligations during a period of limited liquidity. The note accrued interest at 8% per annum, had a maturity date of March 14, 2026, and included a 5% late fee and 12% default interest rate, along with customary default provisions. On April 18, 2025, the Company executed a second Promissory Note (the “April 2025 Note”) payable to PixelArc, evidencing a short-term, interest-free loan of $86,000 used to satisfy outstanding Nasdaq listing fees and maintain the Company’s continued listing. The note matured on May 15, 2025, and contained the same late fee and default interest terms as the February 2025 Note. In connection with the April 2025 Note, the Company also entered into a Security Agreement, dated April 18, 2025 (the “Security Agreement”), with PixelArc to secure repayment obligations under both notes. Following nonpayment of the April 2025 Note, PixelArc became entitled to exercise its rights under the Security Agreement. On May 19, 2025, PixelArc submitted a proposal to convert its outstanding loan balances into equity. On May 20, 2025, PixelArc delivered a formal Notice of Conversion to the Company, pursuant to which the combined $172,666 in principal amount under the February 2025 and April 2025 Notes were converted into 246,666 shares of the Company’s common stock at a price of $0.70 per share.

The foregoing issuances of common stock were made to accredited investors in transactions that were exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S thereunder.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
1.1*	Form of Placement Agency Agreement.
3.1	Amended and Restated Certificate of Incorporation of the Company.(1)
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.(2)
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.(3)
3.4	Bylaws of the Company.(1)
3.5	Amendment to the Bylaws of the Company.(2)
4.1	Form of Common Stock Certificate of the Company.(1)
4.3*	Form of Common Warrant of the Company to be issued in this offering.
4.4*	Form of Pre-Funded Warrant of the Company to be issued in this offering.
5.1*	Opinion of Olshan Frome Wolosky LLP.
10.2	2022 Omnibus Equity Incentive Plan of the Company.(1)
10.3	Employment Agreement by and between Taehoon Kim and the Company (formerly Hanryu Holdings, Inc.), dated April 1, 2024.(1)
10.4	Employment Agreement by and between Juhyon Shin and the Company (formerly Hanryu Holdings, Inc.), dated April 1, 2024.(1)
10.5	Employment Agreement by and between David Gregg and the Company (formerly Hanryu Holdings, Inc.), dated April 1, 2023.(1)
10.6	Business Transfer Agreement, dated June 22, 2022, by and between Hanryu Bank Co., Ltd., and Kingdom Coin Holdings, a corporation incorporated in the Cayman Islands.(1)
10.8	Debt Conversion Agreement between the Company and Evan Trust.(4)
10.9	Promissory Note, dated February 18, 2025, by the Company in favor of PixelArc.(5)
10.10	Promissory Note, dated April 18, 2025, by the Company in favor of PixelArc.(5)
10.11	Security Agreement, dated April 18, 2025, between the Company and PixelArc.(5)
10.12	Notice of Conversion, dated May 20, 2025, between the Company and PixelArc.(5)
10.13*	Form of Securities Purchase Agreement.
21.1	List of Subsidiaries.(1)
23.1*	Consent of OneStop Assurance PAC, Independent Registered Public Accounting Firm.
23.2*	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (set forth on signature page of the Registration Statement).
107*	Filing Fee Table.

Unless otherwise indicated, the exhibit has been previously filed.

*	Filed herewith.

**	To be filed by amendment.

(1)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on April 30, 2025.

(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 11, 2024.

(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2025.

(4)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2025.

(5)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2025.

Item 17. Undertakings.

(1)	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” or “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g) That:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Republic of South Korea on the 19th day of August 2025.

GLOBAL INTERACTIVE TECHNOLOGIES, INC.

By:	/s/ Taehoon Kim
	Name:	Taehoon Kim
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Taehoon Kim	Chief Executive Officer	August 19, 2025
Taehoon Kim	(principal executive officer)

/s/ Ju-Hyon Shin	Chief Financial Officer	August 19, 2025
Ju-Hyon Shin	(principal financial and accounting officer)

/s/ John S. Morris *	Director	August 19, 2025
John S. Morris

/s/ Jay Hyong Woo *	Director	August 19, 2025
Jay Hyong Woo

Director
Aram Ahn

/s/ Amy Shi *	Director	August 19, 2025
Amy Shi

/s/ Larry Namer *	Director	August 19, 2025
Larry Namer

* By:	/s/ Taehoon Kim
Taehoon Kim
Attorney-in-Fact